EXHIBIT 10.5

CONFIDENTIAL

SERVICE AGREEMENT

This Agreement is made between:

PETROBRAS INTERNATIONAL BRASPETRO BV. (hereinafter “PIB BV”)

a company incorporated under the laws of The Netherlands, with offices and principal place of business at:

[Rokin 55, 1012 TT, Amsterdam – The Netherlands];

and:

TERRA INSIGHT CORPORATION (hereinafter “TERRA”)

a consultancy firm duly registered in the United States of America, under the US Laws with its principal office located at:

99 Park Ave., New York, NY 10016

Each may be referred to as “Party” and collectively referred to as “Parties”

Whereas:

A.

PIB BV and/or any of its Affiliates and/ or its branches is engaged in developing new projects in the deep water area of BLOCK N4 of the Sierra Leone basin and wishes to contract a competent surveillance consultancy firm to provide certain services defined under this Agreement.

B.

TERRA is a global oil and gas consultancy firm and intends to extend its expertise to PIB BV or to any of its Affiliates or branches by way of performing the Services (as defined below) in accordance with the provisions set forth in this Agreement.

For the purposes of this Agreement, the term “Affiliate” shall mean a company or legal entity which:

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(a) controls either directly or indirectly a Party hereto;

(b) which is controlled directly or indirectly by a Party hereto; or

(c) is directly or indirectly controlled by a company or entity which directly or indirectly controls such Party.

For purposes of the previous sentence the term “Control” shall mean the ownership directly or indirectly of more than fifty percent (50%) of the voting rights of such company, partnership or legal entity.

Now therefore it is agreed as follows:

1. Scope of Services

The Scope of Services (“Services”) to be performed by TERRA, in a non-exclusive basis and under this Agreement, is set forth below:

The execution, by TERRA, of studies in the deep water area BLOCK N 4 of the Sierra Leone basin, including prospects identification, mapping of hydrocarbon anomalies using proprietary STeP technology and recommendations of seismic survey and drilling programs.

The Services shall be performed under the supervision of the INTER-DN/EP, who will certify the relevant invoices, issued under articles 2 and 3, before payment.

P	IBBV´s surveillance shall be performed by its representatives accredited before TERRA.

TERRA shall provide to inspection, at any time, easy, full and free access to documents considered necessary by PIBBV. .

During the surveillance PIBBV shall be authorized to:

Transmit to TERRA the determinations and instructions issued by PIBBV.

Request from TERRA all pieces of information and explanations required for full awareness and control of TERRA´s activities.

Request, if and when considered necessary, the replacement of any team member, TERRA bearing all charges arising there from.

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Action or omission, total or partial, from Surveillance does not liberate TERRA from its exclusive responsibility for the Services execution.

2. TERRA´s Obligations

During all the term of this Agreement, TERRA shall perform the Services, in conformity with its assumed responsibilities, under all the conditions of its proposal.

2.1.	With respect to the services and the technical responsibility, TERRA shall:

2.1.1.	Execute the services accordingly with the terms and conditions herein established.

2.1.2.      Facilitate the activity of the surveillance, providing access to the documents and to the services being executed, and promptly comply with the requests and exigencies of PIBBV.

2.1.3.      Maintain, on a permanent basis, before the place where the services shall be executed, a qualified representative, legally authorized to represent it in all matters relating to the performance hereof.

2.2	With respect to personnel, TERRA shall:

2.2.1.      Be the exclusive responsible for the supervision, the technical and administrative management and the requested manpower for performing the Services.

2.3.	With respect to material, equipment, vehicles, tools and facilities, TERRA shall:

2.3.1.      Supply the necessary material, equipment, vehicles, tools and facilities necessary for performing the services.

3. PIBBV´s Obligations

During all the term of this Agreement, PIBBV shall:

3.1	Pay TERRA for the services duly provided and properly invoiced.

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3.2	Notify TERRA about defects and irregularities observed prior, during or after the execution of the services, fixing a term for their correction.

3.3	Notify TERRA about penalties applied, indebts or suspension of Services, if any.

4. Compensation

TERRA shall perform the Services at designated sites as directed and authorised by PIB BV and agreed upon by TERRA.

4.1.         The total amount of this Agreement is of US$ 2,500,000.00 (two and a half million American Dollars), to be invoiced in 4 (four) installments, as follows:

4.1.1       The first installment, of US$ 750,000.00 (seven hundred and fifty thousand American Dollars), on the date of signature of this Agreement.

4.1.2.      The second installment, of US$ 375,000.00 (three hundred and seventy five thousand American Dollars), 30 (thirty) days after the date of signature of this Agreement, against the delivery of the Preliminary Report.

4.1.3       The third installment, of US$ 375,000.00 (three hundred and seventy five thousand American Dollars), 60 (sixty) days after the date of signature of this Agreement, against the delivery of the Intermediary Report.

4.1.4       The fourth installment, of US$ 1,000,000.00 (one million American Dollars), 90 (ninety) days after the date of signature of this Agreement, against the delivery of the Final Report.

TERRA hereby declares that the prices include all direct and indirect costs relating to the services object hereof, including supervision, management, administration, manpower, equipment, tools, vehicles, professional clothes for its employees, social and labor charges, taxes licenses, fiscal emoluments and other expenses and profit, necessary for the perfect compliance with the provisions hereof.

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5. Payment

5.1.         Duly payments in function of this Agreement shall occur according to the events established as payment installments in the above Article 4.

5.2.         The payment must be performed by PIBBV until 30 (thirty) days after completion of the event which determine each payment and the reception of the invoice by PIBBV.

5.3.	The invoices shall be issued against PIBBV, containing the following data:

ACCOUNT NAME: TERRA INSIGHT CORPORATION

ADDRESS:	99 Park Ave., New York, NY 10016
ACCOUNT NO.:	619737557
ABA NO.:	021-001-088
BANK:	HSBC Bank USA - 415 Madison Avenue
New York, NY 10017

5.4.         In the event that PIB BV disputes any invoice, it shall notify TERRA in writing of the disputed items, giving reasons thereof.

5.5.         The undisputed portion of the invoice is payable within thirty (30) days as stipulated in item 5.2 above.

5.6.         The Parties shall seek prompt agreement on such disputed items within thirty (30) days. Following the agreement in respect of any such items, PIB BV shall immediately pay the corresponding amount.

6. Terms & Termination

6.1 Terms

This Agreement shall commence on the date of its signature, and shall remain in effect up to 90 (ninety) running days or until its termination at the written request of either Party, as provided for hereunder.

The Parties may agree on the extension of the duration of this Agreement under mutually acceptable conditions

6.2 Termination

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This Agreement may be terminated at any time, without TERRA being entitled to any indemnification or withholding in the following cases:

6.2.1.	Non accomplishment of contractual articles, specifications or terms.

6.2.2.	Irregular accomplishment of contractual articles, specifications or terms.

6.2.3.	Services stoppage, without justifiable reason and previous communication to PIBBV .

6.2.4.	TERRA bankruptcy decree.

6.2.5.	TERRA society dissolution.

7. Warranties by TERRA

TERRA represents and warrants to PIB BV that it will perform the Services under this Agreement in a professional, efficient and competent manner and that its performance of this Agreement shall not infringe upon or violate the rights of any third party or violate any applicable laws or regulations. TERRA also undertakes that only mutually agreed upon partners and qualified professionals of its staff shall be engaged in the rendering of the Services.

8. Insurance / Labour Relations

TERRA shall obtain and maintain during the term of this Agreement insurance, including worker’s compensation, motorvehicle and comprehensive general liability as required under the applicable law, and therefore undertakes to maintain PIB BV harmless from any claim, request or liability any partner or member of TERRA´s staff may have as a consequence of the performance of or in connection with this Agreement.

TERRA recognizes that this Agreement is an instrument signed for the provision of services, and that no labour relationship whatsoever is implied.

It is acknowledged by both Parties that each one of them shall keep the other harmless from any and all claims, lawsuits, obligations and liabilities of

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whatsoever nature deriving from their respective employees and professionals that may result from the rendering of the Services hereunder.

9. Confidentiality

The term “Confidential Information” shall mean all information, whether oral, written or electronically transmitted and stored which is disclosed by PIB BV, its Affiliates, and their respective directors, officers, attorneys, agents, consultants or employees to TERRA in connection with the Services set forth in this Agreement.

For the avoidance of doubt, it is understood and agreed by the Parties that the scope of this Agreement is to preserve the confidentiality and restricted rights of use of the Confidential Information by TERRA, including its directors, officers, attorneys, agents, consultants or employees (who are hereinafter collectively referred to as “Representatives”) having authorised access to Confidential Information, in accordance with the terms and conditions of this Agreement, which under no circumstance shall be divulged, disclosed or discussed by TERRA or any of the Representatives in any manner to any third party.

PIBBV acknowledges the proprietary rights of TERRA or its owners, including but not limited to: designs, engineering drawings, materials components, documentation, correspondence and private technical discussions and memoranda relating to technical matters pertaining to the services and applications thereof and other supporting material and data. PIBBV further acknowledges that such are properly considered to be trade secrets, in that they involve processes and compilations of information which are secret, confidential and not generally known to the public and which are the product of TERRA or its owners' own expenditure of time, effort, money and/or creative skills. TERRA may disclose to PIBBV other confidential or proprietary technical, accounting or general business data all of which shall be a part of the "information related to services" which PIBBV shall protect in accordance with the provisions hereof. PIBBV acknowledges and agrees that such information is furnished, during the term of this Agreement, to PIBBV on a confidential and secret basis for the sole and exclusive use in accordance with the terms of this Agreement and agrees that it will not use, publish, disclose or otherwise divulge such information to any person, except necessary officers and employees of PIBBV or its Affiliates, at any time, either during or after the termination of this Agreement, nor permit its officers or employees to so divulge any such

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information regarding the services other than as specifically permitted by this Agreement.

TERRA also acknowledges the proprietary rights of PIBBV concerning the results of the services performed according to this Agreement.

8. Non – Disclosure

TERRA agrees and acknowledge that during the term of this engagement, will not accept representation of another client to pursue interests that are directly or indirectly adverse to PIB BV and/or its Affiliates interests in regard to the Scope of Services or to PIB BV business activities in general. Any work opportunity or situation that may generate such conflict of interests or that may be interpreted as a manifestation thereof shall be immediately communicated to PIB BV, and depending on the relevant case a specific waiver may be issued for TERRA to carry out the work in question.

Furthermore, TERRA hereby agree and acknowledges that:

(a)

certain Confidential Information will be disclosed to TERRA and that damage could result to PIB BV and its Affiliates if the information related or derived from the Scope of Services is disclosed to any third party; and that

(b)	such information has been furnished to TERRA subject to, and in consideration of the terms set forth in this Agreement to:

(i)	maintain its confidentiality;
(ii)	use it solely in connection with the Services rendered to PIB BV, and for no other purpose including any way, directly or indirectly, detrimental to PIB BV and its Affiliates; and
(iii)	not to disclose to others, except as expressly authorised herein.

In recognition of the seriousness and relevance of the damage and harm that any unauthorised disclosure of confidential information can cause to PIB BV and its Affiliates, TERRA agrees that, without prejudice to any other rights or remedies PIB BV and its Affiliates may have, money damages would not be an adequate remedy for any breach of this Agreement and the confidentiality of any and all information disclosed to TERRA. Accordingly,

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PIB BV and its Affiliates shall also be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this Agreement.

In case TERRA needs to disclose information to any person not member of TERRA in order to render the Services required hereunder, TERRA will prior request PIB BV´s authorisation in writing and, prior to making any such disclosures to the aforementioned persons TERRA shall obtain an undertaking of confidentiality, in the same form and content as in this Agreement, from each such person and shall, within seven (7) days of such disclosure, provide a copy of the confidentiality undertaking to PIB BV.

9. Grant

TERRA agree that its work products produced in the performance of this Agreement shall remain the exclusive property of PIB BV, and that it will not sell, transfer, publish, disclose or otherwise make the works available to third parties without PIB BV´s prior written consent.

Any rights granted to TERRA by PIB BV under this Agreement should not affect the exclusive ownership of the work products.

10. Governing Law & Dispute Resolution

This Agreement shall be construed and enforced in accordance with the laws of England. Any controversy, dispute or claim arising out of or in any way relating to this Agreement (including, without limitation, any claim of malpractice or breach of contract) shall be first negotiated in good faith between the Parties.

If the Parties cannot agree on all or part of the matters subject to controversy, or if all outstanding issues in dispute are not fully and finally resolved through negotiation, then the Parties agree that all remaining disputes shall be settled by binding arbitration.

The arbitration shall take place in London, England under the Arbitration Rules of the London Court of International Arbitration (LCIA)I in effect at the time of the arbitration is initiated. PIB BV shall appoint one arbitrator and TERRA shall indicate another, and both arbitrators so designated shall indicate a third one to act as Chairman. The governing language of the

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arbitration shall be English and all arbitrators shall be fluent in the governing language.

The arbitrators shall render a full complete, conclusive and binding resolution of the dispute. The arbitration award may assess reasonable attorney’s fees and costs, including the costs of the arbitration and the arbitrators’ compensation, against one or more parties. Enforcement of the award may be entered in any court having jurisdiction thereof. This Agreement to arbitrate shall constitute an irrevocable waiver of each party’s right to a trial by courts jury.

Third Parties Beneficiaries:

This Agreement shall not be construed to confer any benefit on any person not being a Party to this Agreement nor shall it provide any rights to such person to enforce any of its provisions and the provisions of the English Contracts (Rights of Third Parties) Act 1999 are expressly excluded.

11. Entire Agreement and Notice

This Agreement represents the entire Agreement and supersedes all previous agreements whether written or oral and may not be amended without the specific written consent of both Parties.

Any notice given under this Agreement, such as the invoices and its correspondent supporting documents mentioned in the clause 5 above, shall be submitted to PIB BV and shall be sufficient if it is in writing and if sent by certified or registered mail.

Terra Insight Corporation 99 Park Ave., New York, NY 10016 Attn: Roman Rozenberg, CEO E-mail:rrozenberg@terrainsight.com	PETROBRAS INTERNACIONAL BRASPETRO B.V. Attn: .Adauto Carneiro Pereira E-mail: ................................

IN WITNESS WHEREOF

PIB BV and TERRA have duly executed this Agreement as of the day, month and year first above written.

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PETROBRAS INTERNATIONAL BRASPETRO BV.

Name: CLAUDIO CASTRJON

Title:	MANAGING DIRECTOR

Signature: /s/ CLAUDIO CASTRJON

Date:	Aug., 25th, 2006

TERRA INSIGHT CORPORATION

Name:	Roman Rozenberg

Title:	CEO

Signature: /s/ Roman Rozenberg

Date:	07.10.2006.

Witnesses:

1.	/s/ Kenneth Chang Oh______________

2._____________________________________